Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports Second Quarter 2017 Financial Results

▪	Second quarter 2017 net income of $15.2 million, or $.39 per diluted share

▪	Return on average assets of 1.45%

▪	Loan growth of $45 million excluding purchased credit impaired loans

▪	Net interest margin continues to benefit from rising interest rates

▪	Announced AloStar Bank of Commerce transaction in June, which is expected to be significantly accretive to earnings per share

ATLANTA, GA, July 27, 2017 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the second quarter ended June 30, 2017. Net income for the second quarter of 2017 was $15.2 million, compared to $11.6 million in the first quarter of 2017 and $14.0 million in the second quarter of 2016. Fully diluted earnings per share were $.39 in the second quarter of 2017 compared to $.30 in the first quarter of 2017 and $.38 in the second quarter of 2016.

Joe Evans, Chairman of State Bank Financial, commented, “We had a great second quarter. These results reflect the fully integrated impact of our acquisitions of The National Bank of Georgia and S Bank and our continued performance improvement on all fronts.  Our all-cash acquisition of AloStar Bank, which was announced during the quarter, will be yet another meaningful enhancement to our earnings trajectory.”

Operating Highlights

Interest income on loans improved to $34.9 million in the second quarter of 2017, an $812,000 increase from the first quarter of 2017 and a $9.5 million increase from the second quarter of 2016. Net interest income of $46.5 million in the second quarter of 2017 increased from $44.0 million in the first quarter of 2017 and $41.7 million in the second quarter of 2016. Accretion income on loans was $9.2 million in the second quarter of 2017, up from $7.7 million in the first quarter of 2017 but down from $14.0 million in the second quarter of 2016, which was positively impacted by loan pool closings. As of June 30, 2017, approximately $60 million of accretable discount remains to be recognized as loan accretion income.

Noninterest income, led by a strong quarter in SBA and mortgage banking, was $10.5 million in the second quarter of 2017, compared to $9.5 million in the first quarter of 2017 and $10.2 million in the second quarter of 2016. SBA income increased $805,000 from the previous quarter to $2.0 million, while mortgage banking income increased $202,000 to $3.1 million.

Total noninterest expense declined 7% in the second quarter of 2017 to $32.0 million, compared to $34.6 million in the first quarter of 2017 and $30.7 million in the second quarter of 2016. The $2.6 million linked-quarter decrease was due to improvements in nearly every expense category as the recent mergers are now fully integrated and cost savings are realized.

Financial Condition

Total assets at June 30, 2017, were $4.23 billion, up from $4.20 billion at March 31, 2017. Total loans were $2.9 billion at June 30, 2017, up $26.2 million from the first quarter of 2017. Period-end organic and purchased non-credit impaired loans increased to $2.7 billion at March 31, 2017, a net increase of $44.8 million from the first quarter of 2017. Purchased credit impaired loans decreased to $135.6 million at the end of the second quarter of 2017, an $18.6 million linked-quarter decline.

Tom Wiley, Vice Chairman and CEO, commented, “I’m very pleased with the quarter’s financial results, demonstrating strong revenue growth coupled with expense discipline.  I’m even more pleased with the fundamental drivers of these results: the successful integration of two banks in the first half of the year and the team’s continued execution on our customer-centric strategic priorities. These core competencies cause me to be excited about the future of our franchise.”

The organic loan portfolio continued to perform well in the second quarter of 2017 as past due organic loans represented .09% of total organic loans. The provision for loan losses on organic loans was $1.1 million in the second quarter of 2017 and was primarily attributable to organic loan growth in the quarter. The allowance as a percent of loans was .99% at the end of the second quarter of 2017.

Total deposits at June 30, 2017, were $3.45 billion, up $42.9 million from $3.41 billion at March 31, 2017. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $55.9 million from the first quarter of 2017. Noninterest-bearing demand deposits represented 29.2% of total deposits as of June 30, 2017.

Tangible book value per share was $13.94 at the end of the second quarter of 2017. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 13.23% and a Tier I risk-based capital ratio of 14.98%.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2017, the previous four quarters, and the first half of 2017 are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 2Q17 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

Conference Call

Chairman Joe Evans, Chief Executive Officer Tom Wiley, Chief Financial Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.677.8143

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section on the company’s website at www.statebt.com. A slide presentation for today’s call is also available in the Investors section on the company’s website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.2 billion in assets as of June 30, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices and seven mortgage origination offices in seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains, our expectation that the AloStar Bank of Commerce transaction will meaningfully enhance our earnings through significant earnings accretion, and statements regarding the impact of our core competencies on our future performance. Such forward-looking statements are subject to risks, uncertainties, and other factors, including our inability to obtain the requisite regulatory approvals for the proposed AloStar Bank of Commerce transaction and meet other closing terms and conditions, the reaction to such transaction of each bank’s customers, employees and counterparties, difficulties related to the transition of services, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands, except per share amounts)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Income Statement Highlights
Interest income on loans	$34,872	$34,060	$26,696	$26,580	$25,406	$812	$9,466
Accretion income on loans	9,228	7,677	10,271	9,335	13,961	1,551	(4,733)
Interest income on invested funds	5,747	5,460	4,810	4,714	4,726	287	1,021
Total interest income	49,847	47,197	41,777	40,629	44,093	2,650	5,754
Interest expense	3,369	3,239	2,631	2,504	2,371	130	998
Net interest income	46,478	43,958	39,146	38,125	41,722	2,520	4,756
Provision for loan and lease losses (organic & PNCI loans)	1,470	1,361	300	7	1,600	109	(130)
Provision for loan and lease losses (purchased credit impaired loans)	375	(359)	(23)	81	(1,594)	734	1,969
Provision for loan and lease losses	1,845	1,002	277	88	6	843	1,839
Total noninterest income	10,476	9,459	9,911	9,769	10,230	1,017	246
Total noninterest expense	31,997	34,565	32,875	28,480	30,674	(2,568)	1,323
Income before income taxes	23,112	17,850	15,905	19,326	21,272	5,262	1,840
Income tax expense	7,909	6,292	5,578	6,885	7,287	1,617	622
Net income	$15,203	$11,558	$10,327	$12,441	$13,985	$3,645	$1,218

Common Share Data
Basic earnings per share	$.39	$.30	$.28	$.34	$.38	$.09	$.01
Diluted earnings per share	.39	.30	.28	.34	.38	.09	.01
Cash dividends declared per share	.14	.14	.14	.14	.14	—	—
Book value per share	16.23	15.96	15.80	15.21	15.00	.27	1.23
Tangible book value per share (1)	13.94	13.66	13.48	13.99	13.77	.28	.17
Market price per share (quarter end)	27.12	26.12	26.86	22.82	20.35	1.00	6.77

Common Shares Outstanding
Common stock	38,967,972	38,870,424	38,845,573	36,894,553	36,894,641	97,548	2,073,331
Weighted average shares outstanding:
Basic	37,896,125	37,867,718	35,904,009	35,863,183	35,822,654	28,407	2,073,471
Diluted	37,942,483	37,954,585	36,009,098	35,965,948	35,923,691	(12,102)	2,018,792

Average Balance Sheet Highlights
Loans	$2,905,415	$2,846,571	$2,431,512	$2,406,629	$2,326,666	$58,844	$578,749
Assets	4,200,843	4,181,961	3,636,544	3,564,860	3,524,468	18,882	676,375
Deposits	3,413,831	3,423,506	2,975,510	2,866,822	2,873,019	(9,675)	540,812
Equity	627,294	617,009	559,561	557,365	546,838	10,285	80,456
Tangible equity (1)	538,153	527,603	514,982	512,265	501,221	10,550	36,932

State Bank Financial Corporation
2Q17 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands, except per share amounts)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Key Metrics (2)
Return on average assets	1.45%	1.12%	1.13%	1.39%	1.60%	.33%	(.15)%
Return on average equity	9.72	7.60	7.34	8.88	10.29	2.12	(.57)
Yield on earning assets	5.11	4.93	4.87	4.84	5.37	.18	(.26)
Cost of funds	.38	.37	.35	.34	.33	.01	.05
Rate on interest-bearing liabilities	.53	.52	.49	.47	.46	.01	.07
Net interest margin	4.76	4.59	4.56	4.54	5.08	.17	(.32)
Leverage ratio (3)	13.23	13.04	14.90	14.64	14.56	.19	(1.33)
Tier I risk-based capital ratio (3)	14.98	14.74	14.78	16.68	16.52	.24	(1.54)
Total risk-based capital ratio (3)	15.75	15.49	15.52	17.56	17.42	.26	(1.67)
Efficiency ratio (4)	56.18	64.71	67.01	59.46	59.04	(8.53)	(2.86)
Average loans to average deposits	85.11	83.15	81.72	83.95	80.98	1.96	4.13
Noninterest-bearing deposits to total deposits	29.24	27.71	28.69	30.09	28.75	1.53	.49

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Assets
Cash and amounts due from depository institutions	$11,284	$12,101	$13,219	$10,648	$11,964	$(817)	$(680)
Interest-bearing deposits in other financial institutions	126,390	62,222	132,851	103,122	70,603	64,168	55,787
Federal funds sold	—	—	3,523	—	—	—	—
Cash and cash equivalents	137,674	74,323	149,593	113,770	82,567	63,351	55,107
Investment securities available-for-sale	847,795	896,297	847,178	822,655	824,980	(48,502)	22,815
Investment securities held-to-maturity	63,104	67,053	67,063	67,071	63,080	(3,949)	24
Loans	2,881,000	2,854,780	2,814,572	2,346,346	2,345,096	26,220	535,904
Allowance for loan and lease losses	(27,988)	(26,976)	(26,598)	(27,177)	(27,599)	(1,012)	(389)
Loans, net	2,853,012	2,827,804	2,787,974	2,319,169	2,317,497	25,208	535,515
Loans held-for-sale	48,895	51,380	52,169	63,852	71,302	(2,485)	(22,407)
Other real estate owned	2,407	3,759	10,897	10,609	11,578	(1,352)	(9,171)
Premises and equipment, net	51,170	51,535	52,056	42,009	42,153	(365)	9,017
Goodwill	77,476	77,084	77,084	36,357	36,357	392	41,119
Other intangibles, net	11,599	12,054	12,749	8,515	9,029	(455)	2,570
SBA servicing rights	3,828	3,547	3,477	3,275	3,165	281	663
Bank-owned life insurance	66,320	65,855	65,371	60,282	59,749	465	6,571
Other assets	70,697	71,990	99,654	69,211	65,309	(1,293)	5,388
Total assets	$4,233,977	$4,202,681	$4,225,265	$3,616,775	$3,586,766	$31,296	$647,211
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,009,509	$944,838	$984,419	$890,588	$829,673	$64,671	$179,836
Interest-bearing deposits	2,443,183	2,464,937	2,446,746	2,068,704	2,055,817	(21,754)	387,366
Total deposits	3,452,692	3,409,775	3,431,165	2,959,292	2,885,490	42,917	567,202
Federal funds purchased and securities sold under agreements to repurchase	25,256	25,056	27,673	20,124	33,923	200	(8,667)
FHLB borrowings	80,000	100,000	47,014	20,000	62,000	(20,000)	18,000
Notes payable	398	398	398	398	398	—	—
Other liabilities	43,294	47,169	105,382	55,827	51,599	(3,875)	(8,305)
Total liabilities	3,601,640	3,582,398	3,611,632	3,055,641	3,033,410	19,242	568,230
Total shareholders’ equity	632,337	620,283	613,633	561,134	553,356	12,054	78,981
Total liabilities and shareholders’ equity	$4,233,977	$4,202,681	$4,225,265	$3,616,775	$3,586,766	$31,296	$647,211

Capital Ratios (1)
Average equity to average assets	14.93%	14.75%	15.39%	15.63%	15.52%	.18%	(.59)%
Leverage ratio	13.23	13.04	14.90	14.64	14.56	.19	(1.33)
CET1 risk-based capital ratio	14.98	14.74	14.78	16.68	16.52	.24	(1.54)
Tier I risk-based capital ratio	14.98	14.74	14.78	16.68	16.52	.24	(1.54)
Total risk-based capital ratio	15.75	15.49	15.52	17.56	17.42	.26	(1.67)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands, except per share amounts)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Net Interest Income:
Interest income on loans	$34,872	$34,060	$26,696	$26,580	$25,406	$812	$9,466
Accretion income on loans	9,228	7,677	10,271	9,335	13,961	1,551	(4,733)
Interest income on invested funds	5,747	5,460	4,810	4,714	4,726	287	1,021
Interest expense	3,369	3,239	2,631	2,504	2,371	130	998
Net interest income	46,478	43,958	39,146	38,125	41,722	2,520	4,756
Provision for loan and lease losses (organic & PNCI loans)	1,470	1,361	300	7	1,600	109	(130)
Provision for loan and lease losses (purchased credit impaired loans)	375	(359)	(23)	81	(1,594)	734	1,969
Provision for loan and lease losses	1,845	1,002	277	88	6	843	1,839
Net interest income after provision for loan and lease losses	44,633	42,956	38,869	38,037	41,716	1,677	2,917
Noninterest Income:
Service charges on deposits	1,471	1,467	1,319	1,383	1,352	4	119
Mortgage banking income	3,096	2,894	2,511	3,216	3,551	202	(455)
Payroll and insurance income	1,418	1,495	1,528	1,297	1,282	(77)	136
SBA income	1,983	1,178	1,718	1,553	1,685	805	298
ATM income	864	832	735	759	769	32	95
Bank-owned life insurance income	465	484	467	533	468	(19)	(3)
Gain on sale of investment securities	13	12	42	38	396	1	(383)
Other	1,166	1,097	1,591	990	727	69	439
Total noninterest income	10,476	9,459	9,911	9,769	10,230	1,017	246
Noninterest Expense:
Salaries and employee benefits	21,912	22,057	19,554	19,799	20,662	(145)	1,250
Occupancy and equipment	3,329	3,280	3,069	2,984	3,015	49	314
Data processing	2,382	2,639	2,131	2,097	2,211	(257)	171
Legal and professional fees	898	1,805	1,702	1,064	976	(907)	(78)
Merger-related expenses	372	2,235	3,507	135	319	(1,863)	53
Marketing	403	664	430	665	619	(261)	(216)
Federal deposit insurance premiums and other regulatory fees	398	397	188	441	553	1	(155)
Loan collection costs and OREO activity	(213)	(1,042)	(127)	(841)	(96)	829	(117)
Amortization of intangibles	697	696	516	513	528	1	169
Other	1,819	1,834	1,905	1,623	1,887	(15)	(68)
Total noninterest expense	31,997	34,565	32,875	28,480	30,674	(2,568)	1,323
Income Before Income Taxes	23,112	17,850	15,905	19,326	21,272	5,262	1,840
Income tax expense	7,909	6,292	5,578	6,885	7,287	1,617	622
Net Income	$15,203	$11,558	$10,327	$12,441	$13,985	$3,645	$1,218

Net income allocated to participating securities	$413	$295	$282	$348	$408	$118	$5
Net income allocated to common shareholders	14,790	11,263	10,045	12,093	13,577	3,527	1,213
Earnings Per Share
Basic	$.39	$.30	$.28	$.34	$.38	$.09	$.01
Diluted	.39	.30	.28	.34	.38	.09	.01
Weighted Average Shares Outstanding
Basic	37,896,125	37,867,718	35,904,009	35,863,183	35,822,654	28,407	2,073,471
Diluted	37,942,483	37,954,585	36,009,098	35,965,948	35,923,691	(12,102)	2,018,792

State Bank Financial Corporation
2Q17 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Six Months Ended June 30		Change
(Dollars in thousands, except per share amounts)	2017	2016

Net Interest Income:
Interest income on loans	$68,932	$49,748	$19,184
Accretion income on loans	16,905	23,704	(6,799)
Interest income on invested funds	11,207	9,399	1,808
Interest expense	6,608	4,484	2,124
Net interest income	90,436	78,367	12,069
Provision for loan and lease losses (organic & PNCI loans)	2,831	3,289	(458)
Provision for loan and lease losses (purchased credit impaired loans)	16	(3,417)	3,433
Provision for loan and lease losses	2,847	(128)	2,975
Net interest income after provision for loan and lease losses	87,589	78,495	9,094
Noninterest Income:
Service charges on deposits	2,938	2,738	200
Mortgage banking income	5,990	6,592	(602)
Payroll and insurance income	2,913	2,800	113
SBA income	3,161	3,187	(26)
ATM income	1,696	1,514	182
Bank-owned life insurance income	949	930	19
Gain on sale of investment securities	25	409	(384)
Other	2,263	1,451	812
Total noninterest income	19,935	19,621	314
Noninterest Expense:
Salaries and employee benefits	43,969	39,422	4,547
Occupancy and equipment	6,609	6,116	493
Data processing	5,021	4,286	735
Legal and professional fees	2,703	1,929	774
Merger-related expenses	2,607	319	2,288
Marketing	1,067	1,121	(54)
Federal deposit insurance premiums and other regulatory fees	795	1,115	(320)
Loan collection costs and OREO activity	(1,255)	389	(1,644)
Amortization of intangibles	1,393	1,073	320
Other	3,653	3,802	(149)
Total noninterest expense	66,562	59,572	6,990
Income Before Income Taxes	40,962	38,544	2,418
Income tax expense	14,201	13,721	480
Net Income	$26,761	$24,823	$1,938

Net income allocated to participating securities	$706	$673	$33
Net income allocated to common shareholders	26,055	24,150	1,905

Earnings Per Share
Basic	$.69	$.67	$.02
Diluted	.69	.67	.02
Weighted Average Shares Outstanding
Basic	37,881,999	35,979,436	1,902,563
Diluted	37,934,187	36,077,820	1,856,367

State Bank Financial Corporation
2Q17 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Composition of Loans
Organic loans (1):
Construction, land & land development	$413,557	$418,186	$500,018	$486,299	$470,672	$(4,629)	$(57,115)
Other commercial real estate	960,762	885,570	754,790	744,270	748,949	75,192	211,813
Total commercial real estate	1,374,319	1,303,756	1,254,808	1,230,569	1,219,621	70,563	154,698
Residential real estate	167,755	161,460	144,295	139,926	139,832	6,295	27,923
Owner-occupied real estate	244,637	251,703	256,317	239,726	238,059	(7,066)	6,578
Commercial, financial & agricultural	355,629	336,257	327,381	306,141	290,245	19,372	65,384
Leases	73,103	62,603	71,724	74,722	82,977	10,500	(9,874)
Consumer	60,028	56,776	36,039	39,373	34,124	3,252	25,904
Total organic loans	2,275,471	2,172,555	2,090,564	2,030,457	2,004,858	102,916	270,613
Purchased non-credit impaired loans(2):
Construction, land & land development	31,083	43,787	51,208	10,035	11,427	(12,704)	19,656
Other commercial real estate	171,914	188,737	209,531	58,261	64,665	(16,823)	107,249
Total commercial real estate	202,997	232,524	260,739	68,296	76,092	(29,527)	126,905
Residential real estate	117,449	137,699	144,596	56,468	60,100	(20,250)	57,349
Owner-occupied real estate	114,438	119,871	115,566	52,016	56,414	(5,433)	58,024
Commercial, financial & agricultural	31,654	33,690	36,206	10,447	11,121	(2,036)	20,533
Consumer	3,393	4,281	6,255	1,826	1,978	(888)	1,415
Total purchased non-credit impaired loans	469,931	528,065	563,362	189,053	205,705	(58,134)	264,226
Purchased credit impaired loans (3):
Construction, land & land development	16,821	17,211	16,537	11,564	13,310	(390)	3,511
Other commercial real estate	46,185	60,664	60,742	38,238	39,218	(14,479)	6,967
Total commercial real estate	63,006	77,875	77,279	49,802	52,528	(14,869)	10,478
Residential real estate	45,518	49,728	54,507	53,953	56,887	(4,210)	(11,369)
Owner-occupied real estate	23,188	22,099	23,980	22,389	24,281	1,089	(1,093)
Commercial, financial & agricultural	3,615	4,153	4,533	608	722	(538)	2,893
Consumer	271	305	347	84	115	(34)	156
Total purchased credit impaired loans	135,598	154,160	160,646	126,836	134,533	(18,562)	1,065
Total loans	$2,881,000	$2,854,780	$2,814,572	$2,346,346	$2,345,096	$26,220	$535,904
Composition of Deposits
Noninterest-bearing demand deposits	$1,009,509	$944,838	$984,419	$890,588	$829,673	$64,671	$179,836
Interest-bearing transaction accounts	591,038	599,858	664,350	547,078	531,676	(8,820)	59,362
Savings and money market deposits	1,373,686	1,393,711	1,292,867	1,101,458	1,097,098	(20,025)	276,588
Time deposits less than $250,000	340,950	369,430	388,164	332,873	345,999	(28,480)	(5,049)
Time deposits $250,000 or greater	78,070	85,459	78,685	57,556	63,686	(7,389)	14,384
Brokered and wholesale time deposits	59,439	16,479	22,680	29,739	17,358	42,960	42,081
Total deposits	$3,452,692	$3,409,775	$3,431,165	$2,959,292	$2,885,490	$42,917	$567,202

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, and S Bank.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Allowance for loan and lease losses on organic loans
Beginning Balance	$21,885	$21,086	$21,736	$22,008	$22,626	$799	$(741)
Charge-offs	(536)	(540)	(553)	(311)	(2,307)	4	1,771
Recoveries	113	77	34	39	54	36	59
Net (charge-offs) recoveries	(423)	(463)	(519)	(272)	(2,253)	40	1,830
Provision for loan and lease losses	1,098	1,262	(131)	—	1,635	(164)	(537)
Ending Balance	$22,560	$21,885	$21,086	$21,736	$22,008	$675	$552

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$491	$439	$150	$158	$166	$52	$325
Charge-offs	(197)	(48)	(143)	(16)	(1)	(149)	(196)
Recoveries	1	1	1	1	28	—	(27)
Net (charge-offs) recoveries	(196)	(47)	(142)	(15)	27	(149)	(223)
Provision for loan and lease losses	372	99	431	7	(35)	273	407
Ending Balance	$667	$491	$439	$150	$158	$176	$509

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$4,600	$5,073	$5,291	$5,433	$7,553	$(473)	$(2,953)
Charge-offs	(214)	(114)	(195)	(223)	(606)	(100)	392
Recoveries	—	—	—	—	80	—	(80)
Net (charge-offs) recoveries	(214)	(114)	(195)	(223)	(526)	(100)	312
Provision for loan and lease losses	375	(359)	(23)	81	(1,594)	734	1,969
Ending Balance	$4,761	$4,600	$5,073	$5,291	$5,433	$161	$(672)

Nonperforming organic assets
Nonaccrual loans	$1,422	$6,114	$6,234	$6,423	$6,927	$(4,692)	$(5,505)
Total nonperforming organic loans	1,422	6,114	6,234	6,423	6,927	(4,692)	(5,505)
Other real estate owned	23	232	282	83	42	(209)	(19)
Total nonperforming organic assets	$1,445	$6,346	$6,516	$6,506	$6,969	$(4,901)	$(5,524)

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$5,141	$4,098	$3,381	$1,672	$1,744	$1,043	$3,397
Total nonperforming PNCI loans	5,141	4,098	3,381	1,672	1,744	1,043	3,397
Other real estate owned	—	—	—	21	21	—	(21)
Total nonperforming PNCI assets	$5,141	$4,098	$3,381	$1,693	$1,765	$1,043	$3,376

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.08%	.09%	.10%	.05%	.47%	(.01)%	(.39)%
Nonperforming organic loans to organic loans	.06	.28	.30	.32	.35	(.22)	(.29)
Nonperforming organic assets to organic loans + OREO	.06	.29	.31	.32	.35	(.23)	(.29)
Past due organic loans to organic loans	.09	.08	.06	.09	.18	.01	(.09)
Allowance for loan and lease losses on organic loans to organic loans	.99	1.01	1.01	1.07	1.10	(.02)	(.11)

State Bank Financial Corporation
2Q17 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.16%	.03%	.31%	.03%	(.05)%	.13%	.21%
Nonperforming PNCI loans to PNCI loans	1.09	.78	.60	.88	.85	.31	.24
Nonperforming PNCI assets to PNCI loans + OREO	1.09	.78	.60	.90	.86	.31	.23
Past due PNCI loans to PNCI loans	1.05	.90	.68	.41	.40	.15	.65
Allowance for loan and lease losses on PNCI loans to PNCI loans	.14	.09	.08	.08	.08	.05	.06

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.60%	.30%	.63%	.68%	1.57%	.30%	(.97)%
Past due PCI loans to PCI loans	10.26	10.68	8.92	11.00	10.92	(.42)	(.66)
Allowance for loan and lease losses on PCI loans to PCI loans	3.51	2.98	3.16	4.17	4.04	.53	(.53)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						2Q17 change vs
(Dollars in thousands)	2Q17	1Q17	4Q16	3Q16	2Q16	1Q17	2Q16
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$73,862	$85,720	$82,797	$63,315	$80,638	$(11,858)	$(6,776)
Investment securities	947,300	961,913	911,025	881,642	905,019	(14,613)	42,281
Loans, excluding purchased credit impaired (1)	2,762,996	2,692,517	2,307,794	2,275,859	2,191,506	70,479	571,490
Purchased credit impaired loans	142,419	154,054	123,718	130,770	135,160	(11,635)	7,259
Total earning assets	3,926,577	3,894,204	3,425,334	3,351,586	3,312,323	32,373	614,254
Total nonearning assets	274,266	287,757	211,210	213,274	212,145	(13,491)	62,121
Total assets	4,200,843	4,181,961	3,636,544	3,564,860	3,524,468	18,882	676,375
Interest-bearing transaction accounts	585,343	602,378	575,977	515,974	531,359	(17,035)	53,984
Savings & money market deposits	1,380,586	1,388,876	1,118,548	1,105,635	1,052,106	(8,290)	328,480
Time deposits less than $250,000	355,968	387,090	325,838	340,275	351,883	(31,122)	4,085
Time deposits $250,000 or greater	81,507	69,721	59,308	61,172	64,869	11,786	16,638
Brokered and wholesale time deposits	38,353	19,926	22,885	20,723	24,471	18,427	13,882
Other borrowings	119,652	81,344	52,555	94,455	61,146	38,308	58,506
Total interest-bearing liabilities	2,561,409	2,549,335	2,155,111	2,138,234	2,085,834	12,074	475,575
Noninterest-bearing deposits	972,074	955,515	872,954	823,043	848,331	16,559	123,743
Other liabilities	40,066	60,102	48,918	46,218	43,465	(20,036)	(3,399)
Shareholders’ equity	627,294	617,009	559,561	557,365	546,838	10,285	80,456
Total liabilities and shareholders' equity	4,200,843	4,181,961	3,636,544	3,564,860	3,524,468	18,882	676,375

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	.50%	.44%	.31%	.28%	.33%	.06%	.17%
Investment securities, tax-equivalent basis (3)	2.39	2.26	2.07	2.11	2.07	.13	.32
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	5.08	5.15	4.63	4.67	4.68	(.07)	.40
Purchased credit impaired loans	25.99	20.21	33.03	28.40	41.54	5.78	(15.55)
Total earning assets	5.11%	4.93%	4.87%	4.84%	5.37%	.18%	(.26)%
Interest-bearing transaction accounts	.12	.12	.12	.12	.12	—	—
Savings & money market deposits	.61	.60	.59	.54	.53	.01	.08
Time deposits less than $250,000.68		.72	.70	.67	.64	(.04)	.04
Time deposits $250,000 or greater	.72	.73	.84	.77	.71	(.01)	.01
Brokered and wholesale time deposits	1.05	1.06	.85	.92	1.07	(.01)	(.02)
Other borrowings	.82	.65	.45	.40	.52	.17	.30
Total interest-bearing liabilities	.53%	.52%	.49%	.47%	.46%	.01%	.07%
Net interest spread	4.58%	4.41%	4.38%	4.37%	4.91%	.17%	(.33)%
Net interest margin	4.76%	4.59%	4.56%	4.54%	5.08%	.17%	(.32)%
Net interest margin contribution from accretion income on loans	.94%	.80%	1.19%	1.11%	1.70%	.14%	(.76)%

(1) Includes average nonaccrual loans of $9.3 million for 2Q17, $9.9 million for 1Q17, $8.4 million for 4Q16, $8.6 million for 3Q16, and $10.0 million for 2Q16.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $0 for 2Q17, $0 for 1Q17, $0 for 4Q16, $0 for 3Q16, and $2,000 for 2Q16.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $131,000 for 2Q17, $140,000 for 1Q17, $142,000 for 4Q16, $142,000 for 3Q16, and $113,000 for 2Q16.

State Bank Financial Corporation
2Q17 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	2Q17	1Q17	4Q16	3Q16	2Q16

Book value per common share reconciliation
Book value per common share (GAAP)	$16.23	$15.96	$15.80	$15.21	$15.00
Effect of goodwill and other intangibles	(2.29)	(2.30)	(2.32)	(1.22)	(1.23)
Tangible book value per common share	$13.94	$13.66	$13.48	$13.99	$13.77

Average tangible equity reconciliation
Average equity (GAAP)	$627,294	$617,009	$559,561	$557,365	$546,838
Effect of average goodwill and other intangibles	(89,141)	(89,406)	(44,579)	(45,100)	(45,617)
Average tangible equity	$538,153	$527,603	$514,982	$512,265	$501,221

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.